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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): October 1, 1999



                             Life USA Holding, Inc.
             (Exact name of registrant as specified in its charter)

                           Commission File No. 0-18485

     MINNESOTA                                            41-1578384
     (State or other jurisdiction of                      (IRS Employer
      incorporation or organization)                      Identification No.)


                      Suite 95, Interchange North Building
                              300 South Highway 169
                          Minneapolis, Minnesota 55426
                    (Address of principal executive offices)

                                 (612) 546-7386
              (Registrant's telephone number, including area code)

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Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On October 1, 1999, the Agreement and Plan of Merger (the "Merger Agreement") entered into on May 17, 1999 by Life USA Holding, Inc. (the "Company"), Allianz Life Insurance Company of North America ("Allianz Life"), and a subsidiary of Allianz ("Merger Sub") was completed. Pursuant to the Merger Agreement, Merger Sub was merged with and into the Company (the "Merger"). As a result of the Merger, the Company has become wholly-owned subsidiary of Allianz Life and the outstanding shares of the Company's common stock at the time of the Merger (other than shares owned by the Company and its subsidiaries, Allianz Life and shareholders who exercise their dissenter's rights) were converted into the right to receive $20.75 per share in cash.

         Reference is made to the Merger Agreement filed as Exhibit 2.1 to the Company's Form 8-K Current Report dated May 17, 1999 for the complete terms of the transaction.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.


                                    LIFE USA HOLDING, INC.



Date:  October 1, 1999              By: /s/ Robert W. MacDonald
                                        ---------------------------------------
                                         Robert W. MacDonald
                                         Chairman and Chief Executive Officer